Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Third Quarter Financial Results

Fairfield, Calif. (June 2, 2010) — Copart, Inc. (NASDAQ: CPRT) today reported the results for the quarter ended April 30, 2010, the third quarter of its 2010 fiscal year.

For the three months ended April 30, 2010, revenue, operating income and income from continuing operations were $220.3 million, $72.1 million and $44.4 million, respectively.  These represent increases in revenue of $23.0 million, or 11.7%; in operating income of $7.2 million, or 11.2%; and in income from continuing operations of $3.9 million, or 9.6%, from the same quarter last year.  Fully diluted earnings per share from continuing operations for the three months were $0.52 compared to $0.48 last year, an increase of 8.3%.

For the nine months ended April 30, 2010, revenue, operating income and income from continuing operations were $582.4 million, $181.9 million and $115.4 million, respectively.  These represent increases in revenue of $23.7 million, or 4.2%; in operating income of $11.9, million, or 7.0%; and in income from continuing operations of $10.5 million, or 10.0%, from the same period last year.  Fully diluted earnings per share from continuing operations for the nine months ended April 30, 2010 were $1.36 compared to $1.23 last year, an increase of 10.6%.

During the quarter ended April 30, 2010, the Company recognized the impairment of certain real estate of $1.6 million and a loss on the sale of an airplane of $0.8 million reflected in yard operations and in other income on the income statement, respectively.  These items reduced fully diluted earnings per share from continuing operations for the three and nine months ended April 30, 2010 by $0.02.

On Thursday, June 3, 2010, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at

http://webcast.premiereglobal.com/r.htm?e=214771&s=1&k=6AC41F391753EB7465E0B97F5FE098D7. A replay of the call will be available through July 4, 2010 by calling (888) 203-1112.  Use confirmation code #2143009.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users.  Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships, the general public and others. The Company currently operates 152 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Cindy Cross, Assistant to the Chief Financial Officer
(707) 639-5427

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2010	2009	2010	2009
Net sales and revenue:
Service revenues	$180,511	$165,002	$483,743	$464,012
Vehicle sales	39,838	32,324	98,668	94,738
Total service revenues and vehicle sales	$220,349	$197,326	$582,411	$558,750
Operating costs and expenses:
Yard operations	79,602	76,968	216,806	221,487
Cost of vehicle sales	31,436	26,798	78,046	80,520
Yard depreciation and amortization	8,813	8,093	25,789	24,413
Gross margin	100,498	85,467	261,770	232,330
General and administrative	26,334	18,463	73,618	55,511
General and administrative depreciation and amortization	2,038	2,124	6,302	6,883
Total operating expenses	148,223	132,446	400,561	388,814
Operating income	72,126	64,880	181,850	169,936
Other income (expense):
Interest income (expense), net	(13)	480	(41)	1,469
Other income (expense)	(529)	536	—	(8)
Total other income (expense)	(542)	1,016	(41)	1,461
Income from continuing operations before income taxes	71,584	65,896	181,809	171,397
Income taxes	27,194	25,384	66,415	66,478
Income from continuing operations	44,390	40,512	115,394	104,919
Discontinued operations:
Income from discontinued operations, net of income tax effects	—	1,557	—	1,557
Net income	$44,390	$42,069	$115,394	$106,476
Earnings per share-basic
Income from continuing operations	$0.53	$0.48	$1.37	$1.26
Income from discontinued operations	—	0.02	—	0.02
Basic net income per share	$0.53	$0.50	$1.37	$1.28

Weighted average common shares outstanding	84,224	83,631	84,125	83,451

Earnings per share-diluted
Income from continuing operations	$0.52	$0.48	$1.36	$1.23
Income from discontinued operations	—	0.02	—	0.02
Diluted net income per share	$0.52	$0.50	$1.36	$1.25
Weighted average common shares and dilutive potential common shares outstanding	85,148	84,782	85,006	84,953

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	April 30, 2010	July 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$264,252	$162,691
Accounts receivable, net	102,093	109,248
Inventories and vehicle pooling costs	31,228	33,352
Income taxes receivable	701	5,426
Prepaid expenses and other assets	16,852	5,216
Total current assets	415,126	315,933
Property and equipment, net	563,364	530,886
Intangibles, net	13,688	15,212
Goodwill	173,778	166,327
Deferred income taxes	13,690	7,759
Other assets	17,803	21,915
Total assets	$1,197,449	$1,058,032

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$102,546	$82,773
Deferred revenue	10,819	13,165
Income taxes payable	1,353	5,269
Deferred income taxes	1,012	1,948
Other current liabilities	389	429
Total current liabilities	116,119	103,584
Deferred income taxes	9,793	10,997
Income taxes payable	23,747	20,266
Other liabilities	1,328	1,726
Total liabilities	150,987	136,573
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value - 180,000 shares authorized; 84,333 and 83,939 shares issued and outstanding at April 30, 2010 and July 31, 2009, respectively	355,937	334,440
Accumulated other comprehensive loss	(35,820)	(27,082)
Retained earnings	726,345	614,101
Total shareholders’ equity	1,046,462	921,459
Total liabilities and shareholders’ equity	$1,197,449	$1,058,032

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended April 30,
	2010	2009
Cash flows from operating activities:
Net income	$115,394	$106,476
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(2,440)
Depreciation and amortization	32,091	31,296
Allowance for doubtful accounts	432	(339)
Deferred rent	(336)	(1,028)
Share-based compensation	13,300	1,202
Excess tax benefits from stock-based compensation	(2,966)	(1,110)
Loss on sale of property and equipment and real estate impairment	2,402	720
Deferred income taxes	(7,298)	(1,615)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	9,196	1,866
Vehicle pooling costs	1,802	(665)
Inventory	164	438
Prepaid expenses and other current assets	(11,551)	1,000
Land purchase options and other assets	171	(7,743)
Accounts payable and accrued liabilities	17,610	(6,152)
Deferred revenue	(2,348)	(55)
Income taxes receivable	8,305	15,610
Income taxes payable	(2,385)	17,096
Net cash provided by operating activities	173,983	154,557

Cash flows from investing activities:
Principal payments of notes receivable	—	12,000
Purchases of property and equipment including acquisitions	(59,509)	(69,186)
Proceeds from sale of property and equipment	3,021	5,213
Purchases of assets and liabilities in connection with acquisition, net of cash acquired	(21,366)	73
Net cash used in investing activities	(77,854)	(51,900)

Cash flows from financing activities:
Proceeds from the exercise of stock options	4,094	1,200
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,087	942
Repurchase of common stock	(3,544)	(6,000)
Excess tax benefit from share-based payment arrangements	2,966	1,110
Change in book overdraft	—	(17,502)
Net cash provided by (used in) financing activities	4,603	(20,250)

Effect of foreign currency translation	829	(2,398)

Net increase in cash and cash equivalents	101,561	80,009

Cash and cash equivalents at beginning of period	162,691	38,954
Cash and cash equivalents at end of period	$264,252	$118,963

Supplemental disclosure of cash flow information:
Interest paid	$201	$126
Income taxes paid	$67,646	$49,183